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                                                                      EXHIBIT 21

                            SCHEDULE OF SUBSIDIARIES


NAME                                      STATE OF INCORPORATION
----                                      ----------------------
First Penn Bank                                Pennsylvania

Jade Abstract Company                          Pennsylvania

Jade Insurance Company                         Pennsylvania

Transnational Mortgage Corp.                   Pennsylvania

PSA Service Corp.                              Pennsylvania

PSA Financial Corp.                            Pennsylvania

PSA Consumer Discount Company                  Pennsylvania